                                                                    EXHIBIT 4.10


                          [FORM OF FLOATING RATE NOTE]


                                 [FACE OF NOTE]

           Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                               PRINCIPAL AMOUNT: $
NO. FLR-                                 CUSIP:


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTE
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                 (FLOATING RATE)

Form of Note:  Book-Entry Note

Original Issue Date (Settlement Date):

Specified Currency:  /_/ U.S. dollars        /_/ Other:

Authorized Denominations:   /_/ U.S. $1,000 and integral multiples thereof
                           /_/ Other:

Maturity Date:

Interest Payment Date(s):

Interest Rate Basis or Bases:
      /_/ CD Rate                /_/ Commercial Paper Rate
      /_/ Money Market Yield     /_/ Federal Funds Rate
      /_/ Prime Rate             /_/ Treasury Rate
      /_/ LIBOR
             /_/ LIBOR Telerate  Index Currency:
                                 Index Maturity:
             /_/  Other

Spread (plus or minus): __%               Spread Multiplier: __%

Initial Interest Rate: __%

Interest Category

      /_/ Regular Floating Rate Note
      /_/ Floating Rate/Fixed Rate Note

            Fixed Rate Commencement Date:
            Fixed Interest Rate:
      /_/ Inverse Floating Rate Note:
            Fixed Interest Rate:
      /_/ Original Issue Discount Note
            Issue Price:

Initial Interest Reset Date:              Interest Reset Date(s):

Day Count:  /_/ 30/360                    /_/ Actual/Actual
            /_/ Actual/360             [GRAPHIC OMITTED]
Other:

Maximum Interest Rate: __%                Minimum Interest Rate: __%

Indexed Note:                 /_/ Yes       /_/ No
      Manner of Determining Principal Amount Payable at Maturity Date:
      Manner of Determining Interest Payable at Interest Payment Date:

Dual Currency Note:          /_/ Yes       /_/ No
      Optional Payment Currency:

Amortizing Note:            /_/ Yes        /_/ No
      Amortizing Schedule:

Original Issue Discount Note: /_/ Yes      /_/ No
      Issue Price:

Renewable Note:         /_/ Yes         /_/  No
      Initial Maturity Date:

Optional Redemption:   /_/ Yes        /_/  No
      Initial Redemption Date:
      Initial Redemption Percentage: __%

Optional Repayment:                 /_/ Yes    /_/ No
      Optional Repayment Date(s):

Optional Extension of Maturity:    /_/ Yes     /_/ No
      Final Maturity Date:

Addendum Attached:                /_/ Yes    /_/ No

Exchange Rate Agent:

Other Provisions:

      Credit Suisse First Boston (USA), Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assignees, the Principal Amount as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) on the Maturity Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the Original Issue Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) at a rate per annum equal to the Initial Interest Rate specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) until the first Interest Reset Date next succeeding the Original Issue Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the Principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears on each Interest Payment Date as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) commencing with the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), and on the Maturity Date (or any Redemption Date or Repayment Date) (these and certain other capitalized terms used herein are defined on the reverse of this Note); PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and PROVIDED, FURTHER, that (i) if an Interest Payment Date (other than the Maturity Date (or any Redemption Date or Repayment Date)) would fall on a day that is not a Business Day, such Interest Payment Date, shall be the following day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is LIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date (or any Redemption Date or Repayment Date) shall be the immediately preceding day that is a Business Day, and (ii) if the Maturity Date (or any Redemption Date or Repayment Date) falls on a day that is not a Business Day, the required payment of Principal, premium, if any, and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date (or any Redemption Date or Repayment Date) to the date of such payment on the next succeeding Business Day.

      Payment of the Principal of this Note, any premium and the interest due on the Maturity Date (or any Redemption Date or Repayment Date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

      Notwithstanding the foregoing, if an Addendum is attached hereto or "Other Provisions" apply to this Note as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall be subject to the terms set forth in such Addendum or such "Other Provisions".

      Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the Principal hereof has been paid or duly made available for payment (except as provided herein). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date (or any Redemption Date or Repayment Date) will be payable to the person to whom the Principal hereof shall be payable.

      If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any Redemption Date or Repayment Date) will be made in U.S. dollars, as provided below, unless the Holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that any U.S. dollar amount to be received by a Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent appointed by the Company and specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (the "Exchange Rate Agent"), at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Notes having the same terms as this Note (including Original Issue Date) scheduled to receive U.S. dollar payment and at which the applicable dealer commits to execute a contract; PROVIDED, FURTHER, that if such bid quotations are not available, such payments shall be made in such Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. The Holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 calendar days prior to the Maturity Date (or any Redemption Date or Repayment Date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

      If the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is U.S. dollars, payment of the Principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payments of interest, other than interest due at maturity (or any Redemption Date or

Repayment Date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

      A Holder of U.S. $5,000,000 (or, if the Specified Currency specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity (or any Redemption Date or Repayment Date), by wire transfer of immediately available funds to an account within the United States maintained by the Holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                    CREDIT SUISSE FIRST BOSTON (USA), INC.


[SEAL]                              By:
                                       ------------------------------------
                                       Name
                                       Title:


Attest:


By:
   ---------------------------------
   Name:
   Title:


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                          CHASE MANHATTAN BANK,
                                          as Trustee


                                          By:
                                             ---------------------------------

                                               Authorized Signatory

                                [REVERSE OF NOTE]

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                MEDIUM-TERM NOTE

                                 (FLOATING RATE)

      This Note is one of a duly authorized issue of Medium-Term Notes having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under a senior indenture, dated as of June 1, 2001 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Chase Manhattan Bank has been appointed Authenticating Agent and Calculation Agent (the "Authenticating Agent" and "Calculation Agent", respectively, which terms include any successor authenticating agent or calculation agent, as the case may be) with respect to the Notes, and The Chase Manhattan Bank at its corporate trust office in The City of New York has been appointed the Registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

      This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof (or in the pricing supplement attached hereto or delivered herewith) in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

      This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

      This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

      The interest rate borne by this Note will be determined as follows:

            (i) Unless the Interest Category of this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof (or in the pricing supplement attached hereto or delivered herewith), shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith). Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith); PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

            (ii) If the Interest Category of this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the Rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that
(y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and
(z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

            (iii) If the Interest Category of this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof (or in the pricing supplement attached hereto or delivered herewith), this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; PROVIDED, HOWEVER, that, unless otherwise specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

      Unless otherwise specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

      If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

      The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; PROVIDED, HOWEVER, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

      The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth day after such Interest Determination Date or if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

      DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as published by the Federal Reserve Bank of New York in its daily update of H.15(519) available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http:/www.bog.frb.fed.us/releases/H15/update" or any successor site or publication of the Board of Governors ("H.15 Daily Update") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) in an amount that is representative for a single transaction in that market at that time as quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), as such rate shall be published in H.15(519) under the heading "Commercial Paper-Non-Financial", or if not so published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as published in H.15 Daily Update under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 or 90 days, respectively). If by 3:00 P.M., New York City time, on such Calculation Date, such rate is not yet available in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate shall be calculated by the Calculation Agent and shall be the Money Market Yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 A.M., New York City time, on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                          Money Market Yield =     Dx360     x 100
                                              --------------
                                                360 - (DxM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15 Daily Update under the heading "Federal Funds (Effective)". If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 9:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers in Federal funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

            (i) With respect to an Interest Determination Date relating to a LIBOR Note, LIBOR will be, if "LIBOR Telerate" is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) or if the face hereof (or the pricing supplement attached hereto or delivered herewith) does not specify a source for LIBOR, the rate for deposits in the London interbank market in the Index Currency (as defined below) having the Index Maturity designated on the face hereof (or in the pricing supplement attached hereto or delivered herewith) commencing on the second London Business Day immediately following such Interest Determination Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

            (ii) With respect to an Interest Determination Date relating to a LIBOR Note to which the last sentence of clause (i) above applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof (or in the pricing supplement attached hereto or delivered herewith) commencing on the second London Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the pricing supplement attached hereto or delivered herewith), in the applicable Principal Financial Center (as defined below), on such Interest Determination Date for loans made in the Index Currency to leading European banks having the Index Maturity designated on the face hereof (or in the pricing supplement attached hereto or delivered herewith) commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time by three major banks in such Principal Financial Center selected by the Calculation Agent; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

      "Index Currency" means the currency (including currency units and composite currencies) specified as Index Currency on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as the currency with respect to which LIBOR shall be calculated. If no such currency is specified as Index Currency on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the Index Currency shall be U.S. dollars.

      "Designated LIBOR Page" means the display on Page 3750 (or such other page as is specified in the pricing supplement attached hereto or delivered herewith) of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

      Unless provided otherwise in the pricing supplement attached hereto or delivered herewith, "Principal Financial Center" will be the principal financial center of the country of the specified Index Currency, except that with respect to U.S. dollars and euro, the Principal Financial Center shall be The City of New York and Brussels, respectively.

      DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan". If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the display designated as page "USPRIME 1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME 1 page on such service for the purpose of displaying the prime rate or base lending rate of major New York City banks) (the "Reuters Screen USPRIME 1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rate quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates.

      DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), as published in H.15(519) under the heading "Treasury Bills-auction average (investment)", or if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be the rate as published in H.15(519) under the heading "Treasury Bills -- secondary market", or any successor publication or heading. In the event such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith); PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

      Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith). The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

      At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

      Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any Redemption Date or Repayment Date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), or by the actual number of days in the year if the Interest Rate Basis is the Treasury Rate, as specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith). All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

      If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant (computed using the "Constant Yield" method in accordance with the rules under the Internal Revenue Code of 1986, as amended). The constant yield will be calculated using a 30- day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

      If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Indexed Note, the Principal hereof payable at Maturity Date or interest to be paid on this Note, or both, will be determined by reference to the price or prices of specified commodities or stocks, the exchange rate of a specified currency relative to one or more currencies, currency units or composite currencies, or such other price or exchange rate specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith). Information as to the method for determining the Principal hereof payable at Maturity Date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in the Indexed Notes will be set forth in the applicable pricing supplement.

      If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a Dual Currency Note, the Company may have a one time option, exercisable on the Option Election Date specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms, of making all payments of Principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payment would otherwise be made in the Specified Currency of such Notes, in an optional currency (the "Optional Payment Currency") specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith). The terms of the Dual Currency Notes, together with information as to the relative value of the Specified Currency compared to the Optional Payment Currency and as to tax considerations associated with an investment in the Dual Currency Notes will be set forth in the applicable pricing supplement.

      If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as an Amortizing Note, the Company will make payments combining Principal and interest in installments over the life of such Note. Payments with respect to Amortizing Notes will be applied first to the interest due and payable on the Notes and then to the reduction of the unpaid Principal of the Notes.

      If this Note is specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) as a Renewable Note, this Note will mature on an Interest Payment Date set forth on the face hereof (or in the applicable pricing supplement attached hereto or delivered herewith), unless the maturity of all or a portion of the Principal amount of this Note is extended in accordance with the procedures set forth in the applicable pricing supplement.

      If so specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith), the Maturity Date of this Note may be extended at the option of the Company for one or more periods up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof (or in the pricing supplement attached hereto or delivered herewith).

      This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

      This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in the minimum Authorized Denomination specified on the face hereof (or in the pricing supplement attached hereto or delivered herewith) or any amount in excess thereof which is an integral multiple thereof.

      In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions which provide that, without prior notice to any Holders of Notes, the Company and the Trustee may amend the Indenture and the Notes of any series with the written consent of the Holders of a majority in principal amount of the outstanding Notes of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Notes of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes of such series; provided that, without the consent of each Holder of the Notes of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Note, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Note that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Note of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding

Notes of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Note of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of noteholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

      It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Notes of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes of such series and its consequences, except a Default in the payment of Principal of or interest on any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

      Except as set forth below, if the Principal of, or premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

      All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

      So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the Principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said Principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

      No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered Holder of this Note.

      Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the registrar of the Notes or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the Principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of law principles thereof).

      As used herein:

            (i) the term "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable Notes and (i) with respect to Notes bearing interest calculated by reference to LIBOR, "Business Day" shall also include a London Business Day, (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars or euro, "Business Day" shall not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the Specified Currency, or
(iii) with respect to Notes denominated in euro, "Business Day" shall also include any day which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place;

            (ii) the term "London Business Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market;

            (iii) the term "Market Exchange Rate" shall mean the noon U.S. dollar buying rate in The City of New York for cable transfers as published by the Federal Reserve Bank of New York;

            (iv) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

            (v) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM-as tenants in common

      TEN ENT-as tenants by the entireties

      JT TEN-as joint tenants with right of survivorship and not as tenants in common

      UNIF   GIFT   MIN  ACT-_____________(Custodian)_______(Minor)

      Under Uniform Gifts to Minors Act_____________________(State)

      Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]


--------------------------------------------------------------------------------
the within [Note] [Debenture] and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________________________________________attorney to transfer such [Note] [Debenture] on the books of the Issuer, with full power of substitution in the premises.

                                  Signature:

Dated:
      ------------------          ---------------------------------------------
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within [Note] [Debenture] in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) the Company to repay $_________ principal amount of the within Note, pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned, at


      ------------------------------------------------------------------

      ------------------------------------------------------------------
       (Please print or typewrite name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee, 450 West 33rd Street, Corporate Trust Trustee Administration, New York, New York 10001.

                                     Signature

Dated:
       -----------------------       -------------------------------------------
                                     NOTICE: The signature on this Option to
                                     Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.